EXHIBIT 10.15

Confidential Treatment Requested

2400 Bayshore Parkway Mountain View, Ca, 94043 650-318-0200	For Internal Use:	Insertion Order Type:
	☐ New Advertiser	☐ New	☐ Addendum	Date: 11/6/2003
	☑ Existing Advertiser	☑ Renewal	☐ Revision	Rep: Andrea Zurak
		Campaign #_______	Revision #_______	Contact # __________

INSERTION ORDER (IO)

Customer:                                         Epinions

AdWords Advertiser IO        ☑  Premium                    ☐  Self-Service    287933

Start Date:            11/18/2003                                                                        End Date:    11/18/2004      Duration (# of wks)    52.43

The applicable Start Date through the End Date may also be referred to as the “Campaign Term” for purposes of this IO.

Advertising Agency:	Advertiser:	Epinions
Media Contact:	Division:
Address:	Media Contact:	Bridget Davies
City/State:	Address:	8000 Maring Blvd Fifth Floor
Zip:	City/State:	Brisbane, CA
Phone:	Zip:	94005
Fax:	Phone:	212-905-8084
Email:	Fax:	650-616-6510
	Email:	bmoore@dealtime.com

Credit Card Information	Invoicing Information

Name on Card:	Attention:	Accounts Payable: Wilson Chan
Billing Address:	Company:	Epinions
City:	Address:	8000 Marina Blvd Fifth Floor
	City/State:	Brisbane, CA
State/Province & Zip:	Zip:	94005
	Phone:	650-616-6598
Country:	Fax:	650-616-6510
Card Holder Phone #:	Email:	wilson@epinions-inc.com

Expiration Date:

Choose Type:            ☐  MC/Visa                ☐  Amex        ☐  JCB        ☐  Eurocard (with MC logo)

PO Order #

PO Order # referenced above is required and must be provided by Customer for Google Invoicing.

Requested Billing Method (Premium Adwords):

☐ Performance (admin):	Customer will be billed at the end of the month, based ***** (Please note that under this billing method, Google is actually extending Customer credit since Customer is invoiced after the service has been provided). Customer’s credit must first be approved by Google in order for this billing method to apply.

☐ Credit Card:	Customer will be billed on the credit card information provided above.

PAYMENT TERMS:

(1) Terms of Payment: This Insertion Order and all terms of payment are subject to Google credit approval. New Customers must submit a completed Google credit application. If no credit application is submitted, if a submitted credit application is denied, or if Google, at any time, deems itself insecure with respect to Customer’s ability to meet the financial obligations under this IO, Google shall have the right to require pre-payment of the total amount due for the IO in advance of the Start Date or as otherwise requested by Google. If Customer’s credit is approved, Google will invoice Customer as set forth in this IO. Unless otherwise indicated in this IO, Customer must remit all payments under this IO to Google upon receipt of the invoice. Delinquent payments shall bear interest ***** from the original payment due date until paid in full. Customer will be responsible for all reasonable expenses (including attorneys’ fees) incurred by Google in collecting unpaid or delinquent amounts. All payments due are in U.S. dollars and are exclusive of any applicable taxes, which taxes are the responsibility of Customer notice to Customer.

Google will send invoices to Customer electronically to the email address set forth above. Customer will remit all payments within thirty (30) days from receipt of invoices, which will be deemed to be the date sent by Google. Customer will notify Google of any change in contact information for billing purposes by sending such notice by email to billing@google.com.

(2) Prepayment/Payment Information:

Remit Payment to: Google Inc., Department # 33181, P.O. Box 39000, San Francisco, Ca. 94139-5161

Via Wire Transfer: Google Inc., Wells Fargo Bank, Palo Alto, Ca.  ABA#*****, Acct#*****

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Premium Adwords Program

Customer:	Epinions
Premium Adwords IO #	287933
AdWords Start Date	11/18/2003
AdWords End Date	11/18/2004

AdWords ads shall be implemented on the following sites: Google and our network of search and content sites

Customer may elect the sites on which AdWords Ads will run as listed above and further described in the FAQs. Electing not to include AdWords ads run on Google’s network of search sites and/or content sites will cause such ads to not show on applicable Google Partner Sites; creative display may vary on Partner Sites as described in the FAQs. Unless otherwise specified in this IO, Google’s automatic default shall be for the AdWords ads to run on all of Google and its network of search and content sites.

Geo-Targeting Country(ies)	Geo-Targeting Language(s)
US	EN

Ad Group #1

Please see creative spreadsheet for keywords and cpo’s.

Ad Group #2

Maximum Daily Budget $***** Maximum Total Budget over Campaign Term $*****

Due to competition from other advertisers, Customer’s AdWords ads will change position during the course of a campaign. Searches, cost-per-click, clickthrough rates, and positions will vary.

Customer’s AdWords campaign under this IO is authorized only up to the Maximum Total Budget set forth above, and Google shall not be obligated to deliver any AdWords ads in excess of the Maximum Total Budget, unless agreed to in writing by the parties, which shall be subject to additional credit approval adjustments as determined by Google, in its sole discretion.

Customer may, on its own, make changes to its campaign through the AdWords system in the following areas: (i) Max CPCs and other CPCs; (ii) creative materials; (iii) keywords; (iv) destination URLs; (v) syndication on/off; (vi) content sites on/off and any other account admin tools generally available to advertisers except Max Daily. Except as provided for herein, Customer shall not be permitted to make any other changes to its campaign under the AdWords program unless first approved by Google in writing.

CAMPAIGN OPTIONS:

As part of the Premium AdWords Program, Customer may may elect to implement the following options for its campaign:

Geo-Targeting — Google will use its proprietary technology to assist in targeting advertisements to those language(s) and/or country(ies) specified on this IO, if any.

Keyword Matching — Google will use its proprietary technology to assist in refining advertisement targeting under this IO pursuant and subject to the available Keyword Matching offerings described in the FAQs.

Unless otherwise specified in this IO, Google’s automatic default for Keyword Matching will be the Broad Match offering (as further described in the FAQs).

Notwithstanding the foregoing, Customer acknowledges and agrees that Google does not commit that such campaign options will meet all Customer targeting or any other performance requirements.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.

Total Insertion Order Value $*****	Your AWA Login (e-mail address):

TERMS AND CONDITIONS:

This Insertion Order shall be governed by terms and conditions (“Standard Terms”) available at the following URL: http://www.google.com/ads/advertisements.html.

All terms contained in and referenced pursuant to the Standard Terms (including, without limitation, those provided via URLs and the FAQs) are made a part of this IO through incorporation by reference. The signatory of this IO represents that s/he has read and agreed to such Standard Terms and the terms of this Insertion Order. There shall be no force or effect to any different or additional terms of any related insertion order, purchase order or sales document.

Google may decide at any time, in its sole discretion, to change, suspend or discontinue all or any aspect of its Premium Advertising Programs, including their availability, and shall provide Customer notice of such an event. Google shall have no liability for such decision.

Unless otherwise agreed to in writing by the parties, Google reserves the right, in its sole discretion, to extend any or all Campaign Term(s) under this IO for any reasonable period of time Google deems appropriate.

Creative Deadlines

New advertisers must submit creative materials to Google three (3) business days prior to the Campaign Start Date.

Existing advertisers must submit creative materials to Google by noon two (2) business days prior to the Campaign Start Date.

If advertisement materials are not provided in accordance with this policy, Google cannot commit that the corresponding campaign will commence by the Start date.

Creative Submissions

Please send e-mail to cs-West@google.com

Send text, visible URL, along with the corresponding destination URLs in the Excel Creative Spreadsheet provided with the Insertion Order (specifications outlined on that page).

Post Text files along with corresponding destination URLs to a WWW page or FTP site and send location via e-mail.

To previous ads, please go to: http://www.google.com/ads/preview.html

Right to Reject Advertisement: All advertisements submitted by Customer are subject to Google’s approval. Google reserves the rights to reject any IO, advertisement, or URL link, at any time, for any reason whatsoever, except that Google will not cancel placement of an IO, advertisement, or URL link due to inventory demand from other advertisers.

Targeting and Positioning: Advertising shall be targeted to users based on the keywords and/or content specified in the IO. Positioning of advertisements on the Google Website or any Partner Site (if applicable) is at Google and/or Partner’s sole discretion respectively, unless otherwise expressly prohibited herein.

Reporting and Statistics: Google will provide Customers with password protected access to 24/7 online reporting information so that Customer may monitor its campaign. Google will undertake commercially reasonable efforts to deliver impressions or clicks in accordance with the estimates set forth in this IO. However, Google makes no commitment regarding the levels of impressions or clicks for any advertisements. Google will maintain delivery assistance and Customer acknowledges that such delivery statistics are the official and definitive measurements of Google’s performance on any delivery obligations provided in the IO.

Creative Optimization Authorization

By signing below, customer acknowledges and grants authorizations to the Google Ad Operations group to modify or rearrange the text placements in advertising creatives supplied by Customer to assist in materializing campaign performance.

Sign and FAX IO to 650-897-8415

Customer		Google

Advertiser or Agency Name:	Shopping.com, Inc.

Signature:	/s/ Curt Cimei	Signature:	/s/ Peter O’Sullivan

Name:	Curt Cimei	Name:	Peter O’ Sullivan

Title:	SVP Bus. Dev	Title:	Regional Director of Sales

Date:	11/12/03	Acceptance Date:

This Insertion Order shall be effective as of the Acceptance Date written above.

Agency will make available to Google upon request written confirmation of the relationship between Agency and Advertiser.

This information should include, for example, Advertiser’s acknowledgment that Agency in its behalf in connection with the IO and these Terms and Conditions. In addition, upon the request of Google, Agency will confirm whether Advertiser has paid Agency in advance funds sufficient to make payments pursuant to the IO.

*****	Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission.